UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2020

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner	SNMP	NYSE American
interests

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 7, 2020, Sanchez Midstream Partners LP (the “Partnership”), Sanchez Midstream Partners GP LLC, the sole general partner of the Partnership (the “General Partner”), SEP Holdings IV, LLC, a wholly owned subsidiary of the Partnership (“SEP IV” and, together with the General Partner and the Partnership, the “License Companies”) and Sanchez Oil & Gas Corporation (“SOG”) entered into that certain Geophysical Seismic Data Use License Agreement (the “License Agreement”). Pursuant to the License Agreement, SOG has agreed to grant to the License Companies a non-exclusive, royalty-free license (the “License”) to use certain seismic, geophysical and geological information (“Data”), including any intellectual property included therein. SOG will deliver copies of the Data, including both digital and hard copy if available, to the License Companies following their written request for records and use pursuant to the License.

The License Agreement will terminate on the earlier of (i) a date designated by the General Partner to SOG via written notice, which date can be any time following such notice and which notice can be delivered at any time, and (ii) September 7, 2021.

Under the License Agreement the License Companies agreed to indemnify SOG, its affiliates and their respective equity holders, directors, officers, members, agents or employees (each, an “SOG Party”) for losses arising from or relating to (i) any breach of the License Agreement, including misuse and inappropriate disclosure of the Data, to the extent not directly caused by the gross negligence, willful misconduct or fraudulent conduct of any SOG Party, or (ii) any material breach, violation or inaccuracy of any of the License Companies’ covenants, representations or warranties under the License Agreement. SOG agreed to indemnify the License Companies and their subsidiaries and affiliates and each of their respective equity holders, managers, officers, unitholders, agents and employees (each, a “Company Party”) for losses arising from or relating to (i) an SOG Party’s gross negligence, willful misconduct or fraudulent conduct in connection with SOG’s grant of the License, or (ii) third party claims arising from or relating to any SOG Party’s failure to have valid right, title and interest in and to the Data.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the License Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.01Changes in Control of Registrant.

Prior to the effectiveness of the Stonepeak Transaction (defined below), SP Capital Holdings, LLC, a Texas limited liability company (“SP Capital”), was the sole member of SP Holdings, LLC, a Texas limited liability company (“SP Holdings”). SP Holdings is the sole member of the General Partner. The General Partner is the sole general partner of the Partnership. SP Common Equity LLC, a Delaware limited liability company (“SPCE”) is the sole member of SP Common Equity Subsidiary LLC, a Delaware limited liability company (“SPCE Sub”).

On September 7, 2020, SP Capital, SPCE and Stonepeak Catarina Holdings, LLC, a Delaware limited liability company (“Stonepeak”), entered into a Contribution and Exchange Agreement (the “Contribution Agreement”), pursuant to which (i) SP Capital contributed 100% of the issued and outstanding membership interest in SP Holdings (the “SP Holdings Contributed Interests”) to Stonepeak, (ii) SPCE irrevocably committed to contribute 100 % of the issued and outstanding membership interests in SPCE Sub to Stonepeak, and (iii) as consideration for the contributions, Stonepeak issued 10,000 Class B Units in Stonepeak to SPCH and 5,000 Class C Units in Stonepeak to SPCE (collectively, the “Stonepeak Transaction”). SPCH, SPCE and Stonepeak entered into that certain Second Amended and Restated Limited Liability Company Agreement of Stonepeak to set forth the respective rights and obligations of the parties with respect to governance and operations of Stonepeak. As a result of the Stonepeak Transaction, a change in control occurred and Stonepeak (i) directly owns the SP Holdings Contributed Interests, (ii) indirectly, through the acquisition of the SP Holdings Contributed Interests, owns 100% of the General Partner, and (iii) indirectly, through the General Partner, owns 100% of the general partner interests of the Partnership.

Pursuant to the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated August 2, 2019, the General Partner conducts, directs and manages all activities of the Partnership under the authority of its board of directors (the “Board”). Pursuant to the Limited Liability Company Agreement of the General Partner, dated March 2, 2015, as amended, SP Holdings appoints all of the members of the Board, other than two directors which Stonepeak is entitled to designate pursuant to that certain Amended and Restated Board Representation and Standstill Agreement, dated as of August 2, 2019. There are no understandings among members of SP Capital and Stonepeak with respect to election of directors or other matters.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On September 7, 2020, in connection with the Stonepeak Transaction, (i) Eduardo A. Sanchez and Patricio D. Sanchez resigned from their positions as directors on the Board, and (ii) G.M. Byrd Larberg was removed from his position as a director on the Board (the “Departures”) in connection with the decrease in the number of required independent directors pursuant to the LLC Agreement Amendment (defined below). Messrs. Sanchez did not hold any positions on any committees of the Board. Mr. Larberg was an independent director and was a member of the audit committee and chair of the conflicts committee of the Board.

Appointment of New Directors

On September 7, 2020, as a result of the Departures and the Stonepeak Transaction, each of John Steen, Michael Bricker and Steven Meisel were appointed to serve as directors on the Board (the “New Directors”). Each of Messrs. Steen and Bricker have waived their right to receive any compensation in connection with their service on the Board, other than reimbursement of out-of-pocket expenses. The New Directors are not expected to serve on any committees of the Board.

Departure of Named Executive Officer

On September 8, 2020, Patricio D. Sanchez resigned from his position as President and Chief Operating Officer of the General Partner effective immediately. Mr. Sanchez’s resignation was not because of any disagreement with the Partnership or the General Partner or its management with respect to any matter relating to the Partnership’s or the General Partner’s operations, policies or practices.

The information set forth in Item 5.01 above is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2020, in connection with the Stonepeak Transaction, SP Holdings, as the sole member of the General Partner entered into Amendment No. 4 to Limited Liability Company Agreement of the General Partner (the “LLC Agreement Amendment”) to make certain changes to reflect a reduction in the number of required independent directors on the Board and the audit committee from three to two. In addition, the LLC Agreement Amendment includes the removal of the requirement to have a standing compensation committee and corporate governance committee. The changes to the number of independent directors and committees were made in compliance with the rules and regulations of the NYSE American LLC, which provides that limited partnerships that qualify as smaller reporting companies (such as the Partnership) are required to have an audit committee of at least two members, comprised solely of independent directors.

The foregoing description of the LLC Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 3.1 hereto and incorporated by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
3.1	Amendment No. 4 to Limited Liability Company Agreement of Sanchez Midstream Partners GP LLC, dated September 7, 2020.
10.1

Geophysical Seismic Data Use License Agreement, dated as of September 7, 2020, by and among Sanchez Oil & Gas Corporation, Sanchez Midstream Partners LP, Sanchez Midstream Partners GP LLC and SEP Holdings IV, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP
By: Sanchez Midstream Partners GP LLC, its general partner

Date: September 9, 2020	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer, Secretary and Treasurer